UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 29, 2013

BioClinica, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

(267) 757-3000

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☒          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.             Entry into a Material Definitive Agreement.

On January 29, 2013, BioClinica, Inc., a Delaware corporation (“BioClinica” or the “Company”), BioCore Holdings, Inc. (“Parent”) and BC Acquisition Corp., a newly formed, wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company (“Shares”) at a price per share equal to $7.25 (the “Offer Price”).  Following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”), and all Shares not acquired in the Offer will be converted into the right to receive the Offer Price (other than Shares held by the Company’s holders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law).  The Merger Agreement contains customary representations, warranties and covenants by the parties.  The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to such proposals.  The Merger Agreement also includes customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $4.5 million, plus documented fees up to $2 million related to the transaction and incurred by Parent or Purchaser.

Parent is a newly formed entity, indirectly wholly-owned by JLL Partners Fund VI, L.P. (“JLL”).  JLL has agreed, subject to certain terms and conditions, to provide Parent with up to $115 million to fund Parent’s obligations under the Merger Agreement.  However, the Merger Agreement is not subject to financing by JLL or any other financing contingency.

Parent agreed that Purchaser would commence the Offer as promptly as reasonably practicable after the date of the Merger Agreement and in any event within seven business days after the date of the Merger Agreement, and the Offer will remain open for no less than 20 business days, subject to extensions in certain instances.  The obligation to accept for payment and pay for the Shares tendered in the Offer is subject to customary conditions, including, among other things: (1) the tender of a majority of the total number of Shares outstanding plus Shares issuable to holders of in-the-money Company stock options (2) the absence of injunctions prohibiting the Offer or the Merger, (3) the expiration or termination of any waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the accuracy of the representations of the Company, (5) compliance with covenants by the Company and (6) since the date of the Merger Agreement, no circumstance(s) have occurred, which has had or would be reasonably expected to have, individually or in the aggregate, a material adverse effect with respect to the business, results of operation or financial condition of the Company and its subsidiaries, taken as a whole.

In the Merger Agreement, the Company granted to Purchaser an irrevocable option (the “Top-Up Option”), exercisable once upon the terms and subject to the conditions set forth in the Merger Agreement, to purchase at the Offer Price an aggregate number of Shares (the “Top-Up Shares”) that, when added to the number of Shares held of record by Parent and Purchaser at the time of such exercise, constitute at least 90% of the Shares then outstanding; provided, however, that in no event will the Top-Up Option be exercisable for a number of Shares in excess of the number of authorized and unissued Shares (treating shares owned by the Company as treasury stock as unissued) and not otherwise reserved or committed for issuance at the time of exercise of the Top-Up Option; provided further, that the Merger Agreement has not been terminated in accordance with its terms.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, Purchaser or Parent.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by the Company to Parent and Purchaser in connection with the signing of the Merger Agreement.  This disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent and Purchaser, rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Purchaser.

The Company and Purchaser issued a joint press release on January 30, 2013 announcing the execution of the Merger Agreement.  A copy of the press release is included as Exhibit 99.1 to this report and is incorporated in this report by reference.

Item 3.03.             Material Modification of Rights of Securityholders.

On January 29, 2013, prior to the execution of the Merger Agreement, the Board of Directors of the Company approved an Amendment (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of January 29, 2013 between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”).  The Amendment, among other things, renders the Rights Agreement inapplicable to the Offer, the Merger, the Merger Agreement, and the transactions contemplated thereby.  In addition, the Amendment provides that neither Parent, Purchaser, nor any of their affiliates or associates will become an “Acquiring Person” or a “Beneficial Owner” (as such terms are defined in the Rights Agreement), and a Distribution Date and Share Acquisition Date (as such terms are defined in the Rights Agreement) will not be deemed to have occurred, as a result of the announcement of the Merger, the execution of the Merger Agreement, or the consummation of the Merger or of the other transactions contemplated by the Merger Agreement.  The Amendment also provides that the Rights Agreement will terminate immediately prior to the consummation of the Offer.

The foregoing description of the Amendment does not purport to be complete and is qualified by reference to the Amendment, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

NOTICES

Important Information About the Tender Offer

This report and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of the Company.  The Offer described herein has not yet been commenced.  At the time the Offer is commenced, Parent and its wholly-owned subsidiary intend to file a tender offer statement on a Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission.  At the time the Offer is commenced, the Company intends to file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9 and, if required, will file a proxy statement or information statement with the Securities and Exchange Commission in connection with the Merger, the second step of the transaction, at a later date.  Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of the Company.  The solicitation of offers to buy common stock of the Company will only be made pursuant to the offer to purchase, the letter of transmittal and related documents.  Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the Offer and proposed Merger.  Stockholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission’s website at www.sec.gov, or from the information agent Parent selects.  In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about the Company, the Offer and the Merger may be obtained, if and when available, without charge, by directing a request to Ted Kaminer, Chief Financial Officer, at our principal offices at 826 Newtown-Yardley Road, Newtown, PA 18940, or on the Company’s corporate website at www.bioclinica.com.

Forward Looking Statements

Certain matters discussed in this report are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  Such forward-looking statements include the Company’s decision to enter into an agreement to be acquired by Parent, the ability of the Company and Parent to complete the transaction contemplated by the definitive agreement, including the parties’ ability to satisfy the conditions set forth in the Merger Agreement, and the possibility of any termination of the definitive agreement.  The forward-looking statements contained in this report are based on our current expectations, and those made at other times will be based on our expectations when the statements are made.  Factors that could cause or contribute to such differences include, but are not limited to, the expected timetable for completing the proposed transaction; the risk and uncertainty in connection with a strategic alternative process; financial results; the demand for our services and technologies; growing recognition for the use of independent medical image review services; trends toward the outsourcing of imaging services in clinical trials; realized return from our marketing efforts; increased use of digital medical images in clinical trials; integration of our acquired companies and businesses; expansion into new business segments; the success of any potential acquisitions and the integration of current acquisitions; and the level of our backlog are examples of such forward-looking statements; the timing of revenues due to the variability in size, scope and duration of projects; estimates made by management with respect to our critical accounting policies; regulatory delays; clinical study results which lead to reductions or cancellations of projects and other factors, including general economic conditions and regulatory developments, not within our control.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2011 and most recent filings.  The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission

Item 9.01.             Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 29, 2013 among BioCore Holdings, Inc., BC Acquisition Corp. and BioClinica, Inc.
4.1	Amendment to Amended and Restated Rights Agreement, dated as of January 29, 2013, between BioClinica, Inc. and Computershare Trust Company, N.A. , as rights agent.
99.1	Press Release dated January 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOCLINICA, INC.

Dated: January 30, 2013	By:	/s/ Mark L. Weinstein
Name: Mark L. Weinstein
Title: President and Chief Executive Officer